EXHIBIT 21

                        SUBSIDIARIES OF THE COMPANY

AUSTRALIA
   Mettler-Toledo Limited
   Ohaus Australia Pty. Ltd.

AUSTRIA
   Mettler-Toledo Ges.m.b.H.

BELGIUM
   N.V. Mettler-Toledo B.V.

BERMUDA
   Mettler-Toledo Finance Ltd.

BRAZIL
   Mettler-Toledo Industria e Commercio Ltda
   Safeline do Brasil Limitada

CANADA
   Mettler-Toledo Inc.

CHINA
   Mettler-Toledo (Changzhou) Precision Instruments Limited
   Mettler-Toledo (Changzhou) Scale & System Limited
   Mettler-Toledo Instruments (Shanghai) Ltd.
   Mettler-Toledo International Trading (Shanghai) Corp.
   Ohaus International Trading (Shanghai) Ltd.

CROATIA
   Mettler-Toledo d.o.o.

CZECH REPUBLIC
   Mettler-Toledo spol. s.r.o.

DENMARK
   Mettler-Toledo A/S

FRANCE
   Flexilab SAS
   High Tech Service Societe Anonyme
   Mettler-Toledo Analyse Industrielle S.a.r.l.
   Mettler-Toledo Holding (France) SAS
   Mettler-Toledo S.A.
   Mettler-Toledo Testut SAS
   Ohaus S.a.r.l.
   Safeline SA

GERMANY
   Garvens Automation GmbH
   Getmore Ges. fur Marketing & Media Service m.b.H.
   Mesoma Verwaltungs GmbH
   Mettler-Toledo (Albstadt) GmbH
   Mettler-Toledo GmbH
   Mettler-Toledo Holding Deutschland GmbH
   Mettler-Toledo Management Holding Deutschland GmbH
   Mettler-Toledo Orga-P GmbH
   Ohaus Waagen Vertriebsgesellschaft m.b.H.
   Safeline GmbH

HONG KONG
   Mettler-Toledo (HK) Ltd.

HUNGARY
   Mettler-Toledo Kereskedelmi Kft.

INDIA
   Mettler-Toledo India Private Limited
   Turing Softwares Private Limited

ITALY
   Mettler-Toledo S.p.A.

JAPAN
   Mettler-Toledo K.K.

KOREA
   Mettler-Toledo (Korea) Ltd.

MALAYSIA
   Mettler-Toledo (M) Sdn. Bhd.
   Ohaus (SEA) Sdn. Bhd.

MEXICO
   Mettler-Toledo S.A. de C.V.
   Ohaus de Mexico S.A. de C.V.

NETHERLANDS
   Gelan Detectiesystemen B.V.
   Gelan Holding B.V.
   Mettler-Toledo B.V.
   Mettler-Toledo Holding B.V.
   Mettler-Toledo Investment C.V. (Tiel)
   Mettler-Toledo Investment B.V. (Tiel)
   Safeline (Benelux) B.V.

NORWAY
   Cargoscan A/S
   Mettler-Toledo A/S

POLAND
   Mettler-Toledo sp.z.o.o.

RUSSIAN FEDERATION
   Mettler-Toledo AO

SINGAPORE
   Mettler-Toledo (S) Pte. Ltd.

SLOVAK REPUBLIC
   Mettler-Toledo Spol s.r.o.

SLOVENIA
   Mettler-Toledo d.o.o.

SPAIN
   Mettler-Toledo S.A.E.

SWEDEN
   Mettler-Toledo AB

SWITZERLAND
   Mettler-Toledo GmbH
   Mettler-Toledo Holding AG
   Mettler-Toledo Logistik AG
   Mettler-Toledo Pac Rim AG
   Mettler-Toledo (Schweiz) AG
   Microwa AG
   Mettler-Toledo Instrumente AG

THAILAND
   Mettler-Toledo (Thailand) Ltd.

UNITED KINGDOM
   AVS Metrology Limited
   AVS Raytech Limited
   Mettler-Toledo Ltd.
   Mettler-Toledo Myriad Limited
   Mettler-Toledo UK Holding Company
   Ohaus UK Ltd.
   Safeline AVS Limited
   Safeline Limited

UNITED STATES OF AMERICA
   American Garvens Corporation [Delaware]
   ASI Applied Systems Inc. [Delaware]
   Automation Services Inc. [Kentucky]
   Berger Instruments Inc. [Delaware]
   Exact Equipment Corporation [Delaware]
   Hi-Speed Checkweigher Co., Inc. [New York]
   Laser Sensor Technology Inc. [Washington]
   Mettler-Toledo Bohdan, Inc. [Illinois]
   Mettler-Toledo Chemistry Systems Holding Inc. [Delaware]
   Mettler Toledo Florida Inc. [Delaware]
   Mettler-Toledo Inc. [Delaware]
   Mettler-Toledo Netherlands Investment I, [Delaware]
   Mettler-Toledo Netherlands Investment II, [Delaware]
   Mettler-Toledo Northwest LLC [Delaware]
   Mettler-Toledo Process Analytical Inc. [Massachusetts]
   Ohaus Corporation [New Jersey]
   Rainin Instrument, LLC [Delaware]
   Safeline AVS, Inc. [Florida]
   Safeline Inc. [Delaware]
   Softechnics, Inc. [Texas]
   Thornton Inc. [Massachusetts]